SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2011

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.07                           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Shareholders of ProAssurance Corporation, held on May 18, 2011, our shareholders voted on four proposals with the following outcomes:

(a)
Lucien F. Bloodworth, Robert E. Flowers, Ann F. Putallaz and Drayton Nabers, Jr. were re-elected to our Board of Directors, each to serve a three year term ending at the Annual Meeting of Shareholders in 2014 and until their successors are elected and qualified. Voting was as follows:

	For	Withheld
Lucian F. Bloodworth	22,522,885	464,154
Robert E. Flowers	21,607,007	1,380,032
Ann F. Putallaz	22,734,991	252,048
Drayton Nabers, Jr.	22,725,543	261,496

(b)	The selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
25,224,059	244,774	3,355	-
(c)	The 2010 compensation of our named executive officers was approved, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
22,296,276	665,776	24,987	2,485,149
(d)	The advisory vote to determine how often shareholders will be asked to approve the compensation of named execuitve officers resulted in majority support for an yearly advisory vote:

One Year	Two-Year	Three-Year	Abstain
19,972,326	33,148	2,974,408	7,157

We will implement management’s recommendation to submit the compensation of our named executive officers to an annual advisory vote.

We issued a news release reporting these results on May 18, 2011. We have included a copy of this release in this Current Report on Form 8K as exhibit 99.1.

Item 9.01                           FINANCIAL STATEMENTS AND EXHIBITS

99.1	Our news release, dated May 18, 2011, announcing the results of voting at the 2011 Annual Meeting of Shareholders

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 5.07. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011

PROASSURANCE CORPORATION
by:  /s/ Frank B. O’Neil
-----------------------------------------------------
Frank B. O’Neil
Senior Vice-President